EXHIBIT 23.1

                               Ronald R. Chadwick
                           Certified Public Accountant
                         2851 S. Parker Road, Suite 720
                             Aurora, Colorado 80014

                            Telephone: (303) 306-1967
                           Telecopier: (303) 306-1944



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use in this Form S-8 filing by Chancellor Group, Inc., of my report dated February 22, 2001 relating to the consolidated financial statements of Chancellor Group, Inc. which appear by reference in said filing. I also consent to the reference to my firm under the heading "Experts", if used, in said filing.


Aurora, Colorado                              /s/ Ronald R. Chadwick, P. C.
August 8, 2001                              -----------------------------
                                              RONALD R. CHADWICK, P.C.